EXHIBIT 99.1

102 South Main Street
Greenville, SC 29601
864.421.1068

Date: January 19, 2006

Release Time: Immediate

THE SOUTH FINANCIAL GROUP ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2005 EARNINGS

Highlights for 2005 include 17% period-end organic customer deposit growth, 13% period-end organic loan growth, improved credit quality, and improved balance sheet mix.

GREENVILLE, SC – The South Financial Group, Inc. (Nasdaq/NM: TSFG) today reported net income for 2005 of $70.4 million, or $0.94 per diluted share, compared with $119.5 million, or $1.80 per diluted share, for 2004.  Operating earnings for 2005 totaled $126.1 million, or $1.69 per diluted share, compared with $127.3 million, or $1.92 per diluted share, in 2004.   A reconciliation of net income to operating earnings is provided in the financial highlights.

During fourth quarter 2005, TSFG repositioned its balance sheet, realizing losses from the sale of investment securities and the early extinguishment of debt.  This balance sheet repositioning led to a net loss of $15.8 million, or $(0.21) per diluted share for fourth quarter 2005.  This compares with net income of $23.4 million, or $0.32 per diluted share, for fourth quarter 2004.  Operating earnings for fourth quarter 2005 totaled $26.8 million, or $0.36 per diluted share, compared with $36.2 million, or $0.50 per diluted share, for fourth quarter 2004.   Operating earnings exclude the impact of various non-operating items, including losses from the sale of investment securities and the early extinguishment of debt, employment contract buyouts, and declines in fair value of interest rate swaps.

“2005 was a year of mixed results,” said Mack I. Whittle, Jr., Chairman and Chief Executive Officer of The South Financial Group.  “The challenging interest rate environment lowered the profitability of our investment securities.  This reduced our overall financial performance.  However, a number of very positive events occurred, as the core underlying company continues to mature.  Counter to past years, deposit growth funded substantially all of our strong loan growth, which is good news.  Our loan yield grew faster than the cost of customer deposits.  Our major asset quality ratios showed improvement, as demonstrated by lower nonperforming loan, nonperforming asset, and net loan charge-off ratios.  In addition, we increased our investments in three key noninterest income areas:  mortgage, treasury services, and wealth management.”

“As we enter 2006, the expected interest rate environment looks to be as challenging, if not more so, than 2005.  We will remain focused on profitable customer growth.  To date, we have taken actions to increase our relative level of customer-related income, by completing a sizable reduction of investment securities in 2005.  Yet, we are equally mindful of improving our balance sheet risk management practices and implementing corporate-wide expense initiatives.  Accordingly, we have begun a process to aggressively review our expenses to slow the rate of expense growth in 2006.  In total, we have already identified and implemented actions, which will eliminate at least $5 million of annual expense.”

Whittle continued, “Our core strengths remain our attractive markets and proven ability to generate loan growth above peer levels with comparable yields and credit quality.  During 2005, we made important investments in our franchise to supplement these strengths.  In particular, we added to our management team, acquired South Florida-based Pointe Bank in May, acquired three insurance agencies, and opened ten de novo branches.  In 2006, we plan to implement a new retail strategy, increase the contribution from our fee-based businesses, and improve efficiency.  While we are cautious about 2006, we are committed to enhancing profitability and returns over the long term.”

Balance Sheet Repositioning

In December, TSFG took further actions to improve its balance sheet mix, selling $1.2 billion of available for sale securities (approximately 30% of the portfolio) for a pre-tax loss of $52.7 million, purchasing approximately $440 million of higher-yielding securities, and extinguishing $799 million of wholesale borrowings prior to maturity for a pre-tax loss of $5.1 million.  These actions, which follow a similar repositioning that began in May 2005, were taken to improve interest rate and capital risk, the net interest margin, profitability ratios, and the predictability and growth prospects of future operating earnings.

Since March 31, 2005, prior to beginning the balance sheet repositioning, TSFG has reduced investment securities by approximately $1.7 billion to 22.1% of total assets at December 31, 2005, down from 32.9%.  TSFG’s ratio of wholesale borrowings to total assets declined to 33.1% at December 31, 2005, down from 43.0% at March 31, 2005.

Revenue

Tax-equivalent net interest income was $106.7 million in fourth quarter 2005, compared with $105.2 million in third quarter 2005.  Including the net cash settlement related to certain interest rate swaps to present comparable trends (see footnotes on page 7 of the financial highlights for additional explanation), fourth quarter 2005 tax-equivalent net interest income declined to $106.4 million from $107.6 million for third quarter 2005, due to lower levels of investment securities as well as two basis points of net interest margin compression.

TSFG reported a negative $25.0 million for fourth quarter 2005 noninterest income, which includes a $52.7 million loss from the sale of investment securities related to the balance sheet repositioning and a $2.1 million decline in fair value of interest rate swaps related to certain derivatives terminated during the quarter.  Excluding these and other non-operating items and the net cash settlement of certain interest rate swaps, operating noninterest income for fourth quarter 2005 totaled $29.9 million, compared with $31.1 million for third quarter 2005.

The linked-quarter decline in operating noninterest income was primarily due to trading and certain derivative activities and declines in customer fee income, mortgage banking, and merchant processing income.  These declines offset the benefit from strong double-digit annualized growth in wealth management income, which grew in part from insurance acquisitions, and increased bank-owned life insurance.  While customer fee income, mortgage banking, and merchant processing declined linked-quarter, each of these areas posted healthy increases over fourth quarter 2004, with over 20% growth.

Balance Sheet Trends

TSFG continues to focus on improving its relative level of customer assets and liabilities in an effort to create a higher, more sustainable net interest margin and more predictable longer-term earnings.  TSFG accelerated its ability to achieve this goal by significantly reducing its level of investment securities and wholesale borrowings.  In addition, TSFG is striving to grow both loans and customer deposits at double-digit growth rates and intends to reduce its dependence on wholesale funding.

For full year 2005, TSFG’s period-end organic loan growth (loans held for investment, excluding acquired loans) totaled 12.6%.  Consistent with TSFG’s past experience of seasonally slower growth during the fourth quarter, period-end organic loan growth totaled 6.2% linked-quarter annualized for fourth quarter 2005, the same growth rate as fourth quarter 2004.

In 2005, TSFG shifted its strategic focus to target customer deposit growth (total deposits minus brokered CDs) in excess of loan growth.  For 2005, TSFG’s period-end organic customer deposit growth totaled 17.2%.  Annualized period-end organic customer deposit growth totaled 6.4% on a linked-quarter basis for fourth quarter 2005.  This follows three consecutive quarters of double-digit organic customer deposit growth.    TSFG experienced strong double-digit period-end growth in two of its lower-cost customer deposit categories for the full year 2005.  Organic noninterest-bearing deposits and interest checking grew 13.0% and 31.6%, respectively, during 2005.  However, certificates of deposit remained the fastest-growing category.

Net Interest Margin

The net interest margin (tax-equivalent) for the fourth quarter of 2005 totaled 3.16%, compared with 3.10% for the third quarter of 2005.  Including the net cash settlement of certain interest rate swaps to present comparable trends, the net interest margin for fourth quarter 2005 declined two basis points to 3.15% from 3.17% for third quarter 2005.  Improvements in the mix of earning assets and funding sources, which should enhance the net interest margin over time, were offset by the resulting impact of the flattening yield curve on investment security yields and wholesale borrowing costs.

In fourth quarter 2005, the loan yield increased 35 basis points, while the total cost of customer deposits increased only 30 basis points.  However, interest rate spreads for investment securities relative to wholesale borrowing costs continued to narrow. In fourth quarter 2005, the investment security yield increased 10 basis points from the prior quarter, while wholesale borrowing costs (including brokered CDs), including the net cash settlement of certain interest rate swaps, increased 50 basis points.

Credit Quality

The nonperforming assets ratio continued to improve in the fourth quarter, reaching its best level since 2000.  Nonperforming assets declined $1.6 million, or 3.4%, from the previous quarter-end level.  As a percent of loans held for investment and foreclosed property, nonperforming assets improved to 0.47% at December 31, 2005 from 0.49% last quarter-end and 0.69% a year earlier.  Annualized fourth quarter 2005 net loan charge-offs were 0.38% of average loans held for investment, an increase from the previous quarter’s 0.31% and an improvement from 0.50% in fourth quarter 2004.  For 2005, net loan charge-offs totaled 0.36%, in line with TSFG’s expectations and an improvement from 0.46% for 2004.

The fourth quarter 2005 provision for credit losses exceeded net loan charge-offs by $2.0 million.  The allowance for credit losses at December 31, 2005 was 1.16% of loans held for investment, the same as the previous quarter-end and down from 1.20% at December 31, 2004.  Fourth quarter 2005 allowance coverage of nonperforming loans increased to 3.24 times, compared with 3.15 times a quarter earlier and 2.14 times a year earlier.

Noninterest Expenses

Noninterest expenses for fourth quarter 2005 totaled $100.0 million, which included $9.0 million in employment contract buyouts and a $5.1 million loss on early extinguishment of debt.  Noninterest expenses totaled $81.0 million for third quarter 2005.  Excluding these and other non-operating items, operating noninterest expenses totaled $85.4 million for fourth quarter 2005, compared with $79.4 million for third quarter 2005.

Higher operating noninterest expenses for fourth quarter 2005 resulted primarily from increases in personnel expense and professional service fees.  During the third quarter, TSFG rolled out a profitability enhancement project, which includes a broad-based assessment of operations and business practices, designed to slow the rate of noninterest expense growth.  To date, approximately $5 million of annual expense reductions have been identified and implemented for 2006.

Capital

Tangible shareholders’ equity at December 31, 2005 totaled $795.8 million, or $10.65 per share, representing 5.84% of tangible assets.  This compares with $811.7 million, or $10.88 per share, representing 5.69% of tangible assets at September 30, 2005. Tangible equity per share decreased 8.4% linked-quarter annualized during this period, primarily due to a net loss of $15.8 million for fourth quarter 2005.  This was partially offset by a decrease in the after-tax unrealized loss on available for sale securities, which totaled $46.4 million at December 31, 2005 from $55.3 million at September 30, 2005.  Excluding the impact of the unrealized loss on available for sale securities, TSFG’s tangible equity to tangible assets ratio improved to 6.15% at December 31, 2005 from 6.04% at September 30, 2005.

Expansion

During fourth quarter 2005, TSFG opened three de novo branches, two in North Carolina and one in South Carolina.  During 2005, TSFG opened ten de novo branches:  four in South Carolina, three in Florida, and three in North Carolina.  In addition, TSFG closed two branches during fourth quarter 2005.  The 2005 net increase in de novo branches was approximately 5% over TSFG’s year-end 2004 number of branches.

Conference Call / Webcast Information

The South Financial Group will host a conference call on Friday, January 20th at 10:00 a.m. (ET) to discuss the fourth quarter 2005 and full year results.  Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation.  For supplemental financial information, please refer to the Form 8-K filed by TSFG with the Securities and Exchange Commission on January 19, 2006 or visit the Investor Relations section of its website under the financial information button.  To participate in the conference call or webcast, please follow the instructions listed below.

Conference Call:  Please call 1-888-405-5393 or 1-517-645-6236 using the access code “The South.”  A 7-day rebroadcast of the call will be available via 1-800-839-4574 or 1-402-220-5085.

Webcast:  To gain access to the webcast, which will be “listen-only,” please go to www.thesouthgroup.com under the Investor Relations tab and click on the link “Webcast/The South Financial Group 4th Quarter Earnings Conference Call.”  For those unable to participate during the live webcast, it will be archived on The South Financial Group website until February 3, 2006.

General Information

The South Financial Group is a financial services company, headquartered in Greenville, South Carolina with approximately $14.3 billion in total assets and 172 branch offices in Florida, North Carolina, and South Carolina.  TSFG focuses on fast-growing banking markets in the Southeast and concentrates its growth in metropolitan statistical areas.  TSFG operates two subsidiary banks.  Carolina First Bank, the largest South Carolina-based commercial bank, operates in North Carolina, South Carolina, and on the Internet under the brand name, Bank CaroLine.  Mercantile Bank operates in Florida.  At December 31, 2005, approximately 48% of TSFG’s total customer deposits were in South Carolina, 39% were in Florida, and 13% were in North Carolina.  The South Financial Group’s common stock trades on the Nasdaq National Market under the symbol TSFG.  Press releases along with additional information may also be found at The South Financial Group’s website: www.thesouthgroup.com.

Explanation of TSFG’s Use of Certain Unaudited Non-GAAP Financial Measures and Forward-Looking Statements

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”).  The attached financial highlights provide reconciliations between GAAP net income, operating earnings (which exclude gains or losses on asset sales, changes in fair value of certain interest rate swaps, merger-related costs, early extinguishment of debt, impairment charges, employment contract buyouts, and other non-operating expenses), and certain measures excluding or including the net cash settlement of certain interest rate swaps.  In addition, TSFG provides data eliminating intangibles and related amortization in order to present data on a “cash operating basis.”

TSFG’s management uses these non-GAAP measures in its analysis of TSFG’s performance and believes presentations of financial measures on an operating basis provide useful supplemental information, a clearer understanding of TSFG’s financial performance, and better reflect TSFG’s core operating activities.  Management utilizes operating earnings in the calculation of certain of TSFG’s ratios, in particular, to analyze on a consistent basis and over a longer period of time the performance of which it considers to be its core operating activities.  TSFG believes the non-GAAP measures enhance investors’ understanding of TSFG’s business and performance.  These measures are also useful in understanding performance trends and facilitate comparisons with the performance of others in the financial services industry.

The limitations associated with utilizing operating measures and cash basis information are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.  Management compensates for these limitations by providing detailed reconciliations between GAAP information and operating measures.  These disclosures should not be considered an alternative to GAAP.

This news release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are provided to assist in the understanding of anticipated future financial performance. These statements (as well as other forward-looking statements that may be made by management in the related conference call) include but are not limited to, descriptions of management’s plans, objectives or goals for future operations, and predictions, forecasts or other statements about future operations. They also include such items as return goals, loan growth, customer deposit growth, expected financial results for acquisitions, factors that will affect credit quality and the net interest margin, the effectiveness of its hedging strategies, the risks and effects of changes in interest rates, effects of future economic conditions, performance following TSFG’s balance sheet repositioning, and market performance. However, such statements necessarily involve risks and uncertainties and there are a number of factors – many of which are beyond TSFG’s control -- that could cause the actual conditions, events, or results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG’s actual results, please refer to TSFG’s filings with the Securities and Exchange Commission. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACT:

Timothy K. Schools, Chief Financial Officer (864) 255-8980
Mary M. Gentry, SVP – Investor Relations (864) 421-1068

***END***

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 12/31/05 vs.

	12/31/05	9/30/05	12/31/04	(Annualized) 9/30/05	12/31/04

TOTAL REVENUE(1)
GAAP	$79,973	$120,017	$116,206	(132.4)%	(31.2)%
Operating (2)	136,262	138,636	128,420	(6.8)	6.1
EARNINGS
GAAP (loss) earnings	$(15,772)	$21,090	$23,394	(693.4)%	(167.4)%
Operating earnings	26,837	34,113	36,159	(84.6)	(25.8)
Cash operating earnings	28,485	35,749	37,330	(80.6)	(23.7)
DILUTED SHARE DATA
Average common shares outstanding	75,485,436	75,414,866	72,832,859	0.4%	3.6%
GAAP (loss) earnings	$(0.21)	$0.28	$0.32	(694.3)	(165.6)
Operating earnings	0.36	0.45	0.50	(79.3)	(28.0)
Cash operating earnings	0.38	0.47	0.51	(76.0)	(25.5)
PERFORMANCE RATIOS (Annualized)
RETURN ON AVERAGE ASSETS:
GAAP (loss) earnings	(0.42)%	0.56%	0.68%
Operating earnings	0.72	0.91	1.05
Cash operating earnings on average tangible assets	0.80	1.00	1.13
RETURN ON AVERAGE EQUITY:
GAAP (loss) earnings	(4.18)	5.55	6.72
Operating earnings	7.11	8.97	10.39
Cash operating earnings on average tangible equity	14.05	17.38	19.29
NET INTEREST MARGIN:
Tax equivalent	3.16	3.10	3.15
Including net cash settlement of certain interest rate swaps (3)	3.15	3.17	3.34
NONINTEREST (LOSS) INCOME AS A % OF TOTAL REVENUE(4):
GAAP	(31.21)	13.69	16.42
Operating (2)	21.72	24.13	23.41
Operating, excluding net cash settlement of certain interest rate swaps (5)	21.93	22.41	18.69
EFFICIENCY RATIOS (6):
GAAP	125.01	67.52	59.08
Operating (2)	62.64	57.31	51.44
Cash operating (2)	60.92	55.62	50.03
CREDIT
Net charge-offs as a % of average loans held for investment (annualized):	0.38	0.31	0.50

(1)	The sum of net interest income and noninterest income.
(2)

Total revenue, noninterest income as a % of total revenue, and the efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.

(3)	Calculated as tax-equivalent net interest income plus net cash settlement on certain interest rate swaps divided by average earning assets, annualized.
(4)	Calculated as noninterest income, divided by the sum of net interest income and noninterest income.
(5)	Calculated as operating noninterest income excluding the net cash settlement of certain interest rate swaps divided by operating revenues.
(6)	Calculated as noninterest expenses, divided by the sum of net interest income and noninterest income.

Supplemental financial information may be found in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

Financial Highlights, 1

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data) (unaudited)

	Year Ended

	12/31/05	12/31/04	% Change

TOTAL REVENUE (1)
GAAP	$464,266	$460,718	0.8%
Operating (2)	535,737	458,820	16.8
EARNINGS
GAAP earnings	$70,446	$119,508	(41.1)%
Operating earnings	126,130	127,308	(0.9)
Cash operating earnings	132,069	131,397	0.5
DILUTED SHARE DATA
Average common shares outstanding	74,594,626	66,235,171	12.6%
GAAP earnings	$0.94	$1.80	(47.8)
Operating earnings	1.69	1.92	(12.0)
Cash operating earnings	1.77	1.98	(10.6)
PERFORMANCE RATIOS
RETURN ON AVERAGE ASSETS:
GAAP earnings	0.48%	0.98%
Operating earnings	0.85	1.04
Cash operating earnings on average tangible assets	0.94	1.12
RETURN ON AVERAGE EQUITY:
GAAP earnings	4.81	10.27
Operating earnings	8.62	10.94
Cash operating earnings on average tangible equity	16.51	18.88
NET INTEREST MARGIN:
Tax equivalent	3.12	3.06
Including net cash settlement of certain interest rate swaps (3)	3.20	3.31
NONINTEREST INCOME AS A % OF TOTAL REVENUE (4):
GAAP	11.89	27.10
Operating (2)	22.52	25.85
Operating, excluding net cash settlement of certain interest rate swaps (5)	20.58	19.85
EFFICIENCY RATIOS (6):
GAAP	70.45	54.32
Operating (2)	56.93	51.61
Cash operating (2)	55.32	50.29
CREDIT
Net charge-offs as a % of average loans held for investment (annualized):	0.36	0.46

(1)	The sum of net interest income and noninterest income.
(2)

Total revenue, noninterest income as a % of total revenue, and the efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.

(3)	Calculated as tax-equivalent net interest income plus net cash settlement on certain interest rate swaps divided by average earning assets, annualized.
(4)	Calculated as noninterest income, divided by the sum of net interest income and noninterest income.
(5)	Calculated as operating noninterest income excluding the net cash settlement of certain interest rate swaps divided by operating revenues.
(6)	Calculated as noninterest expenses, divided by the sum of net interest income and noninterest income.

Supplemental financial information may be found in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

Financial Highlights, 2

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 12/31/05 vs.

	12/31/05	9/30/05	12/31/04	(Annualized) 9/30/05	12/31/04

INCOME STATEMENT
Interest income (tax-equivalent)	$206,142	$196,336	$161,269	19.8%	27.8%
Interest expense	99,479	91,146	62,915	36.3	58.1

Net interest income (tax-equivalent)	106,663	105,190	98,354	5.6	8.4
Less: tax-equivalent adjustment	1,730	1,601	1,230	32.0	40.7

Net interest income	104,933	103,589	97,124	5.1	8.0
Provision for credit losses	10,833	8,853	10,829	88.7	0.0

Net interest income after provision for credit losses	94,100	94,736	86,295	(2.7)	9.0

NONINTEREST (LOSS) INCOME:
Customer fee income	14,456	15,112	11,671	(17.2)	23.9
Wealth management income	6,743	6,150	3,920	38.3	72.0
Mortgage banking income	1,720	2,087	1,412	(69.8)	21.8
Bank-owned life insurance	3,253	2,835	2,598	58.5	25.2
Merchant processing income	2,202	2,864	1,681	(91.7)	31.0
(Loss) gain on trading and certain derivative activities (1)	(610)	403	1,076	(997.3)	(156.7)
Net cash settlement of certain interest rate swaps (2)	(288)	2,377	6,064	(444.8)	(104.7)
Other	2,123	1,618	1,644	123.8	29.1

Operating noninterest income (noninterest income, excluding non-operating items)	29,599	33,446	30,066	(45.6)	(1.6)

Change in fair value of interest rate swaps (2)	(2,106)	(16,240)	(2,383)	n/m	n/m
(Loss) gain on sale of available for sale securities	(52,677)	(1,032)	499	n/m	n/m
Impairment of GSE preferred stock	—	—	(10,367)	n/m	n/m
Gain on equity investments	224	254	1,267	n/m	n/m

Non-operating noninterest (loss) income	(54,559)	(17,018)	(10,984)	n/m	n/m

Total noninterest (loss) income	(24,960)	16,428	19,082	(999.5)	(230.8)

NONINTEREST EXPENSES:
Personnel expense	43,454	39,879	33,642	35.6	29.2
Occupancy	7,455	7,387	5,780	3.7	29.0
Furniture and equipment	5,966	5,779	5,763	12.8	3.5
Professional services	7,124	6,125	3,766	64.7	89.2
Advertising and business development	2,277	2,131	1,678	27.2	35.7
Merchant processing expense	1,773	2,327	1,358	(94.5)	30.6
Telecommunications	1,559	1,533	1,346	6.7	15.8
Amortization of intangibles	2,354	2,337	1,814	2.9	29.8
Other	13,398	11,950	10,910	48.1	22.8

Operating noninterest expenses (noninterest expenses, excluding non-operating items)	85,360	79,448	66,057	29.5	29.2

Employment contract buyouts	8,998	144	965	n/m	n/m
Merger-related costs	529	981	1,627	n/m	n/m
Loss on early extinguishment of debt	5,086	462	—	n/m	n/m

Non-operating noninterest expenses	14,613	1,587	2,592	n/m	n/m

Total noninterest expenses	99,973	81,035	68,649	92.7	45.6

(Loss) income before income taxes and discontinued operations	(30,833)	30,129	36,728	(802.7)	(183.9)
Income tax (benefit) expense	(15,061)	9,039	13,009	(1,057.8)	(215.8)
Discontinued operations, net of income tax	—	—	(325)	n/m	n/m

Net (loss) income	$(15,772)	$21,090	$23,394	(693.4)%	(167.4)%

SHARE DATA:
Net (loss) income per common share, basic	$(0.21)	$0.28	$0.33	(694.3)%	(163.6)%
Net (loss) income per common share, diluted	(0.21)	0.28	0.32	(694.3)	(165.6)
Cash dividends declared per common share	0.17	0.16	0.16	24.8	6.3
Average common shares outstanding, basic	74,453,225	74,272,867	70,910,845	1.0	5.0
Average common shares outstanding, diluted	75,485,436	75,414,866	72,832,859	0.4	3.6

(1)	Includes any ineffectiveness on derivatives qualifying for hedge accounting and the fair value adjustments and net cash settlements on all derivatives not qualifying for hedge accounting.
(2)

Relates to derivatives originally documented under the short-cut method.  All of these derivatives have been either terminated or redesignated as hedges under the long-haul method during fourth quarter 2005.

Financial Highlights, 3

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data) (unaudited)

	Year Ended

	12/31/05	12/31/04	% Change

INCOME STATEMENT
Interest income (tax-equivalent)	$760,351	$546,588	39.1%
Interest expense	345,241	206,391	67.3

Net interest income (tax-equivalent)	415,110	340,197	22.0
Less: tax-equivalent adjustment	6,054	4,356	39.0

Net interest income	409,056	335,841	21.8
Provision for credit losses	40,592	34,987	16.0

Net interest income after provision for credit losses	368,464	300,854	22.5

NONINTEREST INCOME:
Customer fee income	53,242	43,499	22.4
Wealth management income	21,861	15,319	42.7
Mortgage banking income	7,434	6,106	21.7
Bank-owned life insurance	11,608	11,215	3.5
Merchant processing income	9,817	8,653	13.5
(Loss) gain on trading and certain derivative activities (1)	(335)	3,209	(110.4)
Net cash settlement of certain interest rate swaps (2)	10,360	27,560	(62.4)
Other	6,640	3,062	116.9

Operating noninterest income (noninterest income, excluding non-operating items)	120,627	118,623	1.7

Change in fair value of interest rate swaps (2)	(13,278)	2,550	n/m
(Loss) gain on sale of available for sale securities	(54,978)	6,998	n/m
Gain on equity investments	2,839	4,723	n/m
Impairment of GSE preferred stock	—	(10,367)	n/m
Gain on disposition of assets and liabilities	—	2,350	n/m

Non-operating noninterest (loss) income	(65,417)	6,254	n/m

Total noninterest income	55,210	124,877	(55.8)

NONINTEREST EXPENSES:
Personnel expense	152,652	118,410	28.9
Occupancy	27,764	21,878	26.9
Furniture and equipment	23,301	20,938	11.3
Professional services	22,820	14,026	62.7
Advertising and business development	8,627	6,318	36.5
Merchant processing expense	7,943	6,811	16.6
Telecommunications	5,802	4,834	20.0
Amortization of intangibles	8,637	6,043	42.9
Other	47,470	37,538	26.5

Operating noninterest expenses (noninterest expenses, excluding non-operating items)	305,016	236,796	28.8

Employment contract buyouts	9,327	1,080	n/m
Merger-related costs	4,009	7,866	n/m
Impairment (recovery) from write-down of assets	917	(277)	n/m
Charitable contribution to foundation	683	—	n/m
Conservation grant of land	—	3,350	n/m
Loss on early extinguishment of debt	7,101	1,429	n/m

Non-operating noninterest expenses	22,037	13,448	n/m

Total noninterest expenses	327,053	250,244	30.7

Income before income taxes and discontinued operations	96,621	175,487	(44.9)
Income tax expense	25,779	55,489	(53.5)
Discontinued operations, net of income tax	(396)	(490)	n/m

Net income	$70,446	$119,508	(41.1% )

SHARE DATA:
Net income per common share, basic	$0.96	$1.85	(48.1)%
Net income per common share, diluted	0.94	1.80	(47.8)
Cash dividends declared per common share	0.65	0.61	6.6
Average common shares outstanding, basic	73,307,403	64,592,317	13.5
Average common shares outstanding, diluted	74,594,626	66,235,171	12.6

(1)	Includes any ineffectiveness on derivatives qualifying for hedge accounting and the fair value adjustments and net cash settlements on all derivatives not qualifying for hedge accounting.
(2)

Relates to derivatives originally documented under the short-cut method.  All of these derivatives have been either terminated or redesignated as hedges under the long-haul method during fourth quarter 2005.

Financial Highlights, 4

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data) (unaudited)

				% Change 12/31/05 vs.

	12/31/05	9/30/05	12/31/04	(Annualized) 9/30/05	12/31/04

BALANCE SHEET (Period End)
Cash and due from banks	$341,195	$264,979	$199,847	114.1%	70.7%
Interest-bearing bank balances	21,510	14,165	4,669	205.7	360.7
Securities	3,159,617	4,033,597	4,310,088	(86.0)	(26.7)
Loans held for sale	37,171	59,135	21,302	(147.4)	74.5
Loans held for investment	9,439,395	9,293,031	8,107,757	6.2	16.4
Allowance for loan losses	(107,767)	(106,224)	(96,434)	5.8	11.8

Net loans	9,368,799	9,245,942	8,032,625	5.3	16.6

Premises and equipment, net	193,574	186,970	170,648	14.0	13.4
Intangible assets	691,758	692,796	611,450	(0.6)	13.1
Other assets	542,457	508,760	469,362	26.3	15.6

Total assets	$14,318,910	$14,947,209	$13,798,689	(16.7)%	3.8%

Noninterest-bearing deposits	$1,512,508	$1,508,370	$1,237,877	1.1%	22.2%
Interest-bearing deposits	7,721,929	7,617,649	6,433,067	5.4	20.0

Total deposits	9,234,437	9,126,019	7,670,944	4.7	20.4
Federal funds purchased and repurchase agreements	1,421,301	1,336,114	1,583,495	25.3	(10.2)
Other short-term borrowings	53,064	44,649	43,516	74.8	21.9
Long-term debt	1,922,151	2,751,268	2,972,270	(119.6)	(35.3)
Other liabilities	200,425	184,712	135,004	33.7	48.5

Total liabilities	12,831,378	13,442,762	12,405,229	(18.0)	3.4
Shareholders’ equity	1,487,532	1,504,447	1,393,460	(4.5)	6.8

Total liabilities and shareholders’ equity	$14,318,910	$14,947,209	$13,798,689	(16.7)%	3.8%

BALANCE SHEET (Averages)
(Averages - Three Months Ended)
Total assets	$14,854,460	$14,945,151	$13,701,884	(2.4)%	8.4%
Intangible assets	(693,016)	(691,881)	(614,507)	0.7	12.8

Tangible assets	14,161,444	14,253,270	13,087,377	(2.6)	8.2

Loans	9,392,454	9,138,137	8,071,632	11.0	16.4
Securities (excludes unrealized gains (losses) on available for sale securities)	3,947,099	4,290,472	4,342,378	(31.8)	(9.1)
Total earning assets	13,395,486	13,462,755	12,422,343	(2.0)	7.8
Interest-bearing liabilities	11,707,125	11,843,635	10,987,435	(4.6)	6.6
Total deposits	9,163,599	8,917,737	7,777,123	10.9	17.8
Shareholders’ equity	1,497,231	1,508,140	1,384,294	(2.9)	8.2
Intangible assets	(693,016)	(691,881)	(614,507)	0.7	12.8

Tangible equity	804,215	816,259	769,787	(5.9)	4.5

(Averages - Year to Date)
Total assets	$14,752,973	$14,718,772	$12,208,069	0.9%	20.8%
Intangible assets	(663,274)	(653,250)	(468,060)	6.1	41.7

Tangible assets	14,089,699	14,065,522	11,740,009	0.7	20.0

Loans	8,883,837	8,712,435	6,927,336	7.8	28.2
Securities (excludes unrealized gains (losses) on available for sale securities)	4,388,351	4,537,052	4,158,202	(13.0)	5.5
Total earning assets	13,307,956	13,278,459	11,101,951	0.9	19.9
Interest-bearing liabilities	11,760,594	11,778,612	9,895,706	(0.6)	18.8
Total deposits	8,631,714	8,452,470	6,899,366	8.4	25.1
Shareholders’ equity	1,463,125	1,451,632	1,164,004	3.1	25.7
Intangible assets	(663,274)	(653,250)	(468,060)	6.1	41.7

Tangible equity	799,851	798,382	695,944	0.7	14.9

Financial Highlights, 5

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data) (unaudited)

							% Change 12/31/05 vs.

	12/31/05		9/30/05		12/31/04		(Annualized) 9/30/05		12/31/04

CREDIT QUALITY
Nonperforming loans (1)	$33,255		$33,708		$45,082				(26.2	) %
Foreclosed property (other real estate owned and personal property repossessions)	10,722		11,839		10,894				(1.6)

Nonperforming assets	$43,977		$45,547		$55,976				(21.4)

Nonperforming loans as a % of loans held for investment	0.35%		0.36%		0.56%
Nonperforming assets as a % of loans held for investment and foreclosed property	0.47		0.49		0.69
Allowance for loan losses	$107,767		$106,224		$96,434
Allowance for credit losses (2)	$109,350		$107,381		$96,918
Allowance for loan losses as a % of loans HFI	1.14		1.14		1.19
Allowance for credit losses as a % of loans HFI (2)	1.16		1.16		1.20
Allowance for loan losses to nonperforming loans	3.24	x	3.15	x	2.14	x
Impaired loans (1)	$16,911		$20,674		$28,836				(41.4)
Specific allowance for impaired loans	4,336		4,238		11,129				(61.0)
Loans past due 90 days or more (mortgage and consumer with interest accruing)	4,548		1,598		3,764				20.8
Net loan charge-offs:
Three months ended	8,864		7,024		10,229				(13.3)
Year to date	31,901		23,037		31,532
Average loans held for investment:
Three months ended	9,342,761		9,093,257		8,058,301
Year to date	8,848,279		8,681,649		6,909,545
Net loan charge-offs as a % of average loans held for investment (annualized):
Three months ended	0.38%		0.31%		0.50%
Year to date	0.36		0.35		0.46
CAPITAL RATIOS
Total risk-based capital	10.46		10.41		11.13
Tier 1 risk-based capital	8.87		8.86		9.47
Leverage ratio	7.08		7.20		7.34
Tangible equity to tangible assets	5.84		5.69		5.93
SHARE DATA
Book value per common share	$19.91		$20.17		$19.56		(5.1	) %	1.8%
Tangible book value per common share	10.65		10.88		10.98		(8.4)		(3.0)
Shares outstanding	74,721,461		74,574,907		71,252,346		0.8		4.9
STOCK PERFORMANCE
Market price per share of common stock	$27.54		$26.84		$32.53		10.3%		(15.3	) %
Indicated annual dividend	0.68		0.64		0.64		24.8		6.3
Dividend yield	2.47%		2.38%		1.97%
Price/book ratio	1.38	x	1.33	x	1.66	x
Market capitalization	$2,057,829		$2,001,591		$2,317,839		11.1		(11.2)
OPERATIONS DATA
Branch offices	172		171		154		2.3%		11.7%
ATMs	167		163		145		9.7		15.2
Employees (full-time equivalent)	2,607		2,573		2,308		5.2		13.0
Active internet banking customers	75,674		84,717		66,046		(42.3)		14.6

(1)	At December 31, 2005 and September 30, 2005, these credit quality indicators (nonperforming loans and impaired loans) included $1.9 million in restructured loans.
(2)

As of December 31, 2005, the reserve for unfunded lending commitments has been reclassified from the allowance for loan losses to other liabilities. The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments. The provision for credit losses is the sum of the provision for loan losses and the provision for unfunded lending commitments. Amounts presented for prior periods have been reclassified to conform to the presentation in the fourth quarter of 2005.

Financial Highlights, 6

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 12/31/05 vs.

	12/31/05	9/30/05	12/31/04	(Annualized) 9/30/05	12/31/04

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET (LOSS) INCOME, AS REPORTED (GAAP)	$(15,772)	$21,090	$23,394	(693.4)%	(167.4)%
Non-operating items:
Change in fair value of interest rate swaps	2,106	16,240	2,383
Loss (gain) on sale of available for sale securities	52,677	1,032	(499)
Gain on equity investments	(224)	(254)	(1,267)
Employment contract buyouts	8,998	144	965
Merger-related costs	529	981	1,627
Loss on early extinguishment of debt	5,086	462	—
Related income taxes (2)	(26,563)	(5,582)	(1,136)
Impairment of GSE preferred stock	—	—	10,367
Discontinued operations, net of income tax	—	—	325

OPERATING EARNINGS (net income, excluding non-operating items)	26,837	34,113	36,159	(84.6)	(25.8)
Add: Amortization of intangibles, net of income tax	1,648	1,636	1,171

CASH OPERATING EARNINGS (net income, excluding non-operating items and amortization of intangibles)	$28,485	$35,749	$37,330	(80.6)	(23.7)

NET INTEREST INCOME, AS REPORTED (GAAP)	$104,933	$103,589	$97,124
Add: Tax-equivalent adjustment	1,730	1,601	1,230
Add: Net cash settlement of certain interest rate swaps (1)	(288)	2,377	6,064

Net interest income (tax equivalent), including net cash settlement of certain interest rate swaps (1)	$106,375	$107,567	$104,418	(4.4)	1.9

OPERATING NONINTEREST INCOME (see page 3)	$29,599	$33,446	$30,066
Less: Net cash settlement of certain interest rate swaps (1)	288	(2,377)	(6,064)

Operating noninterest income, excluding net cash settlement of certain interest rate swaps (1)	$29,887	$31,069	$24,002	(15.1)	24.5

	Year Ended

	12/31/05	12/31/04	% Change

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME, AS REPORTED (GAAP)	$70,446	$119,508	(41.1)%
Non-operating items:
Change in fair value of interest rate swaps	13,278	(2,550)
Loss (gain) on sale of available for sale securities	54,978	(6,998)
Gain on equity investments	(2,839)	(4,723)
Gain on disposition of assets and liabilities	—	(2,350)
Employment contract buyouts	9,327	1,080
Merger-related costs	4,009	7,866
Impairment (recovery) from write-down of assets	917	(277)
Charitable contribution to foundation	683	—
Conservation grant of land	—	3,350
Loss on early extinguishment of debt	7,101	1,429
Related income taxes	(32,166)	116
Impairment of GSE preferred stock	—	10,367
Discontinued operations, net of income tax	396	490

OPERATING EARNINGS (net income, excluding non-operating items)	126,130	127,308	(0.9)
Add: Amortization of intangibles, net of income tax	5,939	4,089

CASH OPERATING EARNINGS (net income, excluding non-operating items and amortization of intangibles)	$132,069	$131,397	0.5

NET INTEREST INCOME, AS REPORTED (GAAP)	$409,056	$335,841
Add: Tax-equivalent adjustment	6,054	4,356
Add: Net cash settlement of certain interest rate swaps (1)	10,360	27,560

Net interest income (tax equivalent), including net cash settlement of certain interest rate swaps (1)	$425,470	$367,757	15.7

OPERATING NONINTEREST INCOME (see page 4)	$120,627	$118,623
Less: Net cash settlement of certain interest rate swaps (1)	(10,360)	(27,560)

Operating noninterest income, excluding net cash settlement of certain interest rate swaps (1)	$110,267	$91,063	21.1

(1)

Relates to derivatives originally documented under the short-cut method.  All of these derivatives have been either terminated or redesignated as hedges under the long-haul method during fourth quarter 2005.  TSFG is presenting prior periods to be comparable to these fourth quarter 2005 classifications under hedge accounting.  Accordingly, TSFG has presented these non-GAAP measures classifying the net cash settlement for these certain derivatives in net interest income instead of noninterest income.

(2)

The tax benefit for the fourth quarter 2005 non-operating items was computed at 38.4%, which approximates the statutory rate.  The operating tax expense for the fourth quarter 2005 was computed at 30%, which was the effective rate for the third quarter 2005, and represents the effective rate for the fourth quarter 2005 exclusive of the non-operating items.  The effective tax rate is anticipated to increase to 34% - 35% for 2006.

Supplemental financial information may be found in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

Financial Highlights, 7